Exhibit 10.21
RESTRICTED STOCK AWARD AGREEMENT

Portillo’s Inc.
2021 Equity Incentive Plan

Restricted Stock Award Agreement
This Restricted Stock Award Agreement (this “Agreement”) is made by and between Portillo’s Inc., a Delaware corporation (the “Company”), and    (the “Participant”), effective as of December , 2022 (the “Date of Grant”).

RECITALS

WHEREAS, the Company has adopted the Portillo’s Inc. 2021 Equity Incentive Plan (the “Plan”), which is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to those terms in the Plan; and
WHEREAS, the Committee has authorized and approved the grant of an Award to the Participant of shares of Common Stock of the Company (“Shares”) on the terms and conditions set forth in the Plan and this Agreement.
NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the parties agree as follows:
1.Grant of Award. The Company hereby grants to the Participant, effective as of the Date of Grant, [●] Shares, on the terms and conditions set forth in the Plan and this Agreement. The Participant acknowledges and agrees that [●] Shares granted pursuant to this Agreement are subject to certain transfer restrictions set forth in Section 3(b) of this Agreement, which restrictions shall expire in accordance with the terms of Section 3(b) of this Agreement.

2.Vested at Grant. One-hundred percent (100%) of the Shares shall be fully vested as of the Date of Grant.

3.Transfer Restrictions

(a)Transferrable Award. As of the Date of Grant, [●] Shares shall be fully transferrable by the Participant and not subject to any “Transfer Restrictions” (as defined in Section 3(c) below).

(b)Non-Transferable Award. As of the Date of Grant, [●] Shares shall be subject to Transfer Restrictions (while the Transfer Restrictions are in effect, the Shares subject to such restrictions shall be referred to herein as “Restricted Stock”). With respect to the Restricted Stock, the Transfer Restrictions shall lapse as follows:

(i)Fifty-percent (50%) of the shares of Restricted Stock shall cease to be subject to the Transfer Restrictions on the first anniversary of the Date of Grant; and

(ii)fifty-percent (50%) of the shares of Restricted Stock shall cease to subject to the Transfer Restrictions on the second anniversary of the Date of Grant.

For the avoidance of doubt, the Restricted Stock that cease to be subject to the Transfer Restrictions shall cease to be Restricted Stock upon such date.

(c)Transfer Restrictions. Participant shall not transfer, assign, encumber, pledge, charge or otherwise dispose of the Restricted Stock or grant any proxy with respect thereto, except as specifically permitted by under Section 14.3 of the Plan. Any attempted transfer in violation of this Agreement shall be void and of no effect and the Company shall have the right to disregard the same on its books and records and to issue “stop transfer” instructions to its transfer agent (such restrictions, the “Transfer Restrictions”).

4.Forfeiture Upon a Termination of Service.

(a)Generally. Except as set forth in Section 4(b) below, the Restricted Stock shall not be subject to forfeiture upon termination of the Participant’s Service for any reason or no reason.

(b)Termination for Cause. Upon a termination of the Participant’s Service for Cause (as defined in Exhibit A attached hereto), or if the Committee determines in its discretion that, during the Participant’s period of Service, the Participant engaged in an act or omission which would have warranted termination of Service for Cause, any Restricted Stock held by the Participant will be forfeited immediately, automatically and without consideration.

5.Rights as a Holder of Shares. Except as set forth in Section 3(c) above, the Participant shall have, with respect to the Shares, all of the rights of a holder of Common Stock, including, without limitation, the right to vote the Shares, to receive and retain all regular cash dividends payable to holders of Common Stock of record on and after the Date of Grant, and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to the Shares.

6.Taxes. The Participant acknowledges that the Award herein is taxable upon that Date of Grant and that the Participant shall be responsible for payment of any taxes or similar charges required by law to be paid or withheld from an Award or an amount paid in satisfaction of an Award. The Participant may elect to satisfy the withholding obligation by tendering Shares to the Company or having the Company withhold a number of shares of Common Stock having a value in each case up to the maximum statutory tax rates in the applicable jurisdiction or as the Committee may approve in its discretion (provided that such withholding does not result in adverse tax or accounting consequences to the Company), or similar charge required to be paid or withheld. Participant also acknowledges and agrees that the Company shall have the power and the right to require a Participant to remit to the Company the amount necessary to satisfy federal, state, provincial and local taxes, domestic or foreign, required by law or regulation to be withheld, and to deduct or withhold from any Shares deliverable under the Award to satisfy such withholding obligation.

7.Legend. In the event that a certificate evidencing Restricted Stock is issued, the certificate representing the Shares shall have endorsed thereon the following legend:

“THE ANTICIPATION, ALIENATION, ATTACHMENT, SALE, TRANSFER, ASSIGNMENT, PLEDGE, ENCUMBRANCE OR CHARGE OF THE SHARES OF COMMON STOCK REPRESENTED

HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN RESTRICTED STOCK AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND THE COMPANY DATED [●], 202[●]. COPIES OF SUCH AGREEMENT ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.”

In addition to the legend set forth above, any legend required by applicable blue sky laws of any state shall be placed thereon. Notwithstanding the foregoing, in no event shall the Company be obligated to issue a certificate representing the Restricted Stock prior to the lapsing of the applicable Restricted Period.

8.Miscellaneous Provisions

(a)Additional Transfer Restrictions. The Shares delivered hereunder will be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are listed, any applicable federal or state laws and any agreement with, or policy of, the Company or the Committee to which the Participant is a party or subject (including but not limited to the Company’s Insider Trading Compliance Policy), and the Committee may cause orders or designations to be placed upon the books and records of the Company’s transfer agent to make appropriate reference to such restrictions.

(b)Clawback Policy. The Participant acknowledges that the Participant is subject to the provisions of Section 12 (Forfeiture Events) and Section 14.6 (Trading Policy and Other Restrictions) of the Plan and any compensation recovery, “clawback” or similar policy adopted by the Company from time to time and/or made applicable by law including the provisions of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection and Act and the rules, regulations and requirements adopted thereunder by the Securities and Exchange Commission and/or any national securities exchange on which the Company’s equity securities may be listed.

(c)No Right to Continued Service. Nothing in this Agreement or the Plan confers upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

(d)Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s executor, personal representative(s), distributees, administrator, permitted transferees, permitted assignees, beneficiaries, and legatee(s), as applicable, whether or not any such person will have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

(e)Severability. The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, then the remaining provisions will nevertheless be binding and enforceable.

(f)Amendment. Except as otherwise provided in the Plan, this Agreement will not be amended unless the amendment is agreed to in writing by both the Participant and the Company.

(g)Choice of Law; Jurisdiction. This Agreement and all claims, causes of action or proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or relate to this Agreement will be governed by the internal laws of the State of Delaware, excluding any conflicts or choice-of-law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

(h)Signature in Counterparts. This Agreement may be signed in counterparts, manually or electronically, each of which will be an original, with the same effect as if the signatures to each were upon the same instrument.

(i)Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to any Awards granted under the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

(j)Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions of the Plan and this Agreement, and accepts the Restricted Stock subject to all of the terms and conditions of the Plan and this Agreement. In the event of a conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the applicable term and provision of the Plan will govern and prevail. The Participant understands they have a right to consult with counsel and have been afforded the opportunity to consult with an attorney to the extent they wish to do so.

(k)Compensation. The Participant agrees that this Award and the Shares provided for herein shall not be taken into account as “salary” or “compensation” or “bonus” in determining the amount of any payment under any pension, retirement or profit- sharing plan of the Company or any life insurance, disability or other benefit plan of the Company.

(l)Counterparts. This Agreement may be may be executed in one or more counterparts, all of which taken together shall constitute one contract.

(m)Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

[Signature page follows.]

IN WITNESS WHEREOF, the Company and the Participant have executed this Restricted Stock Award Agreement as of the dates set forth below.

PARTICIPANT PORTILLO’S INC.

By:

Date: Date:

[Signature Page – Restricted Stock Award Agreement]

Exhibit A

Cause

“Cause” means (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant (or where there is such an agreement but it does not define “cause” (or words of like import, which shall include but not be limited to “gross misconduct”)), termination due to a Participant’s (1) failure to substantially perform Participant’s duties or obey lawful directives that, in the good faith judgment of the Company, is likely to significantly injure the reputation, business or a business relationship of the Company or any of its Affiliates, that continues after receipt of written notice from the Company and a ten (10)-day opportunity to cure; (2) gross misconduct or gross negligence in the performance of Participant’s duties; (3) fraud, embezzlement, theft, or any other act of material dishonesty or misconduct; (4) conviction of, indictment for, or plea of guilty or nolo contendere to, a felony or any crime involving moral turpitude; (5) (x) material breach or violation of any agreement with the Company or its Affiliates, including any restrictive covenant agreement applicable to Participant, or (y) significant violation of the code of conduct or similar written policy, including, without limitation, any sexual harassment policy, of the Company or its Affiliates; or (6) other conduct, acts or omissions that, in the good faith judgment of the Company, are likely to significantly injure the reputation, business or a business relationship of the Company or any of its Affiliates; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant that defines “cause” (or words of like import, which shall include but not be limited to “gross misconduct”), “cause” as defined under such agreement. With respect to a termination of Service for a non-employee director, Cause means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law. Any voluntary termination of Service by the Participant in anticipation of an involuntary termination of the Participant’s Service for Cause shall be deemed to be a termination for Cause.